Exhibit 16

[LeMaster & Daniels Letterhead]

January 3, 2008

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549-0405

Commissioners:

We have read the statements made by Mines Management, Inc. (the “Company”) which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K/A, dated January 4, 2008 (copy enclosed). We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ LeMaster & Daniels PLLC